SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                        FILED BY THE REGISTRANT |X|
               FILED BY A PARTY OTHER THAN THE REGISTRANT |_|
                         CHECK THE APPROPRIATE BOX:
                      |X| PRELIMINARY PROXY STATEMENT
              |_| CONFIDENTIAL FOR USE OF THE COMMISSION ONLY
                    (AS PERMITTED BY RULE 14A-6(E)(2))
                       |_| DEFINITIVE PROXY STATEMENT
             |_| DEFINITIVE ADDITIONAL MATERIALS |_| SOLICITING
             MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

         THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
             --------------------------------------------------

              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    N/A
            ---------------------------------------------------

   (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

              PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                             |X| NO FEE REQUIRED.
 |_| FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND
     0-11. (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
     APPLIES:
                   COMMON STOCK, PAR VALUE $0.01 PER SHARE.

                   ---------------------------------------


     (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:
                                    N/A

                  ---------------------------------------


    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
                       PURSUANT TO EXCHANGE ACT RULE
                                   0-11:
                                    N/A

                  ---------------------------------------


            (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                                    N/A

                  ---------------------------------------


                            (5) TOTAL FEE PAID:
                                    N/A

                  ---------------------------------------


            |_| FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

            |_| CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

                        (1) AMOUNT PREVIOUSLY PAID:


                   ---------------------------------------


             (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

                  ---------------------------------------


                             (3) FILING PARTY:


                  ---------------------------------------


                              (4) DATE FILED:

                  ---------------------------------------


             PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

         THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                            GATEWAY CENTER THREE
                            100 MULBERRY STREET
                          NEWARK, NEW JERSEY 07102

                                ------------


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ------------


                         TO BE HELD ON MAY 24, 2001

To the Stockholders of BNA:

      The Annual Meeting of Stockholders of The BlackRock North American Government Income Trust Inc. ("BNA") will be held at the East Side Marriott Hotel, 525 Lexington Avenue, New York, New York on Thursday, May 24, 2001 at 10:00 a.m. (New York City Time) for the following purposes:

      1. To elect three Directors, each to hold office for the term indicated and until their successors shall have been elected and qualified;

      2. To act upon a proposal made by Phillip Goldstein, a stockholder, requesting the conversion of BNA to an open-end fund;

      3. To act upon another proposal made by Mr. Goldstein relating to the termination of the investment advisory contract between BNA and BlackRock Advisors, Inc.;

      4. To act upon another proposal made by Mr. Goldstein requesting that the Board of Directors not authorize the payment of certain legal fees unless such payment has been first approved by stockholders.

      5. To act upon another proposal made by Mr. Goldstein that his expenses of soliciting proxies be reimbursed by BNA; and

      6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF BNA, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1 AND "AGAINST" MR. GOLDSTEIN'S PROPOSALS (2, 3, 4 AND 5).

      We encourage you to contact BlackRock at (800) 227-7BFM (7236) if you have any questions.

      The Board of Directors has fixed the close of business on February 28, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                    By order of the Board of Directors of BNA


                                    Anne F. Ackerley, Secretary

New York, New York
________ __, 2001


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SEND IN YOUR BLUE PROXY CARD TODAY.

             PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

         THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                            GATEWAY CENTER THREE
                            100 MULBERRY STREET
                          NEWARK, NEW JERSEY 07102

                                ------------


                              PROXY STATEMENT

                                ------------


                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 24, 2001

                                INTRODUCTION

      This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of The BlackRock North American Government Income Trust Inc. ("BNA") of proxies to be voted at the Annual Meeting of Stockholders of BNA to be held on May 24, 2001, and any adjournment or postponement thereof (the "Meeting"). The Meeting will be held at the East Side Marriott Hotel, 525 Lexington Avenue, New York, New York, on May 24, 2001 at 10:00 a.m. (New York City Time).

      Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of BNA at the address indicated above or by voting in person at the Meeting.

      The affirmative vote of a plurality of the shares present at the Meeting at which a quorum is present is necessary to elect the director nominees (Proposal 1). The affirmative vote of a majority of the total votes cast at the Meeting is necessary to approve the proposals made by Mr. Phillip Goldstein, a dissident stockholder, requesting the open-ending of BNA, requesting that the Board not authorize the payment of certain legal fees without prior stockholder approval and relating to the reimbursement by BNA of his proxy solicitation expenses (Proposals 2, 4 and 5). The affirmative vote of a "majority of the outstanding voting securities" of BNA as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is necessary to approve the proposal made by Mr. Goldstein relating to the termination of the advisory agreement between BNA and BlackRock Advisors, Inc. (Proposal 3). As defined in the 1940 Act, the vote of a "majority of the outstanding voting securities" of BNA means the vote of
(i) 67% or more of BNA's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of BNA are present or represented by proxy, or (ii) more than 50% of BNA's outstanding shares, whichever is less.

      Broker non-votes are shares held in street name for which instructions on a particular proposal have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposals 1, 2, 4 and 5 and will have the same effect as a vote against Proposal 3.

      The individuals named as proxies on the enclosed BLUE proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. If you properly execute your BLUE proxy card and give no voting instructions your shares will be voted FOR Proposal 1 and AGAINST each of Mr. Goldstein's proposals (Proposals 2, 3, 4 and 5).

      The Board of BNA has fixed the close of business on February 28, 2001, as the record date for the determination of stockholders of BNA entitled to notice of and to vote at the Meeting. Stockholders of BNA on that date will be entitled to one vote on each matter to be voted on for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights.

      At the close of business on February 28, 2001, BNA had outstanding 34,773,993 shares of Common Stock, par value $0.01 per share, which is the only authorized class of stock.

      The principal executive offices of BNA are located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. This proxy statement and the enclosed BLUE proxy card are first being sent to BNA stockholders on or about _________ __, 2001.

      BNA WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO BLACKROCK ADVISORS, INC., 100 BELLEVUE PARKWAY, WILMINGTON, DE 19809 (TELEPHONE NUMBER (800) 227-7BFM(7236)).

      The only person known to BNA to own beneficially more than 5% of the outstanding shares of BNA as of February 14, 2001 is set forth below:


NAME AND ADDRESS                          NUMBER OF SHARES OF      PERCENT
OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP      OWNED
------------------                        -----------------   -----------------
First Union Corporation...................  11,594,848(a)          33.34%
One First Union Centre
Charlotte, NC 28288-0137
----------------------------
(a) As reported in Amendment No. 4 to Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission. According to such
      Schedule 13G, such shares are held by the following subsidiaries of First Union Corporation: First Securities, Inc. and Tattersall
      Advisory Group, Inc., which are investment advisors for mutual funds and other clients, and the shares held by such subsidiaries are beneficially owned by such mutual funds or other clients; and First
      Union National Bank, which holds the shares in a fiduciary capacity for its customers. Such Schedule 13G reports that First Union
      Corporation has sole voting power over 11,576,988 of such shares;
      shared voting power over none of such shares; sole dispositive power over 9,949,248 of such shares; and shared dispositive power over 2,500 of such shares.

      YOUR VOTE AT THIS YEAR'S MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

      YOU CAN EXPECT THAT MR. PHILLIP GOLDSTEIN, A DISSIDENT STOCKHOLDER, MAY SEND YOU SOLICITATION MATERIALS IN AN EFFORT TO SOLICIT YOUR VOTE TO ELECT HIS THREE NOMINEES TO YOUR BOARD OF DIRECTORS. YOU ALSO CAN EXPECT THAT HE WILL SEEK YOUR SUPPORT FOR HIS FOUR SEPARATE PROPOSALS DESCRIBED ABOVE. BNA'S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY BELIEVES THAT MR. GOLDSTEIN'S ACTIONS ARE NOT IN YOUR BEST INTERESTS AND WE URGE YOU NOT TO SIGN OR RETURN THE GREEN PROXY CARD THAT MR. GOLDSTEIN MAY SEND YOU.

      IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a BLUE proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a BLUE proxy card to be signed for your shares of BNA's stock.

      If you have any questions or need assistance in voting your shares, please call the firm assisting BNA in the solicitation of proxies:


                                 GEORGESON
                      SHAREHOLDER COMMUNICATIONS, INC.

                              17 State Street
                          New York, New York 10004
               Banks and Brokers Call Collect (212) 440-9800
                  All Others Call Toll Free 1-800-223-2064



                              PROPOSAL NO. 1.

                           ELECTION OF DIRECTORS

      At the Meeting, Class III Directors will be elected to serve for a term of three years and until their successors are elected and qualified. There are three nominees because the Board is classified into three classes and only one class is being elected at the Meeting. The other classes will be elected at subsequent annual meetings of stockholders. The affirmative vote of a plurality of the shares present at the Meeting at which a quorum is present is required to elect the nominees. The Board of Directors of BNA recommends that you vote "FOR" the nominees.

      The Board of Directors of BNA knows of no reason why any of the nominees listed below will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

      Certain information concerning the nominees and Directors of BNA is set forth below. All of the nominees are currently Directors of BNA and, have served in such capacity since BNA commenced its operations, except that Richard E. Cavanagh has served as Director since his appointment to the Board on August 11, 1994 to fill a vacancy; James Clayburn La Force, Jr. has served as Director since his election at BNA's annual meeting of stockholders on June 19, 1992; and Walter F. Mondale, who was previously a Director of BNA from inception to August 12, 1993, has served as Director since his election at BNA's annual meeting of stockholders on April 15, 1997. Each director also serves as a director of The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock Income Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust Inc., The BlackRock New Jersey Investment Quality Municipal Trust Inc., The BlackRock New York Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal Term Trust Inc., The BlackRock 2001 Term Trust Inc., The BlackRock Pennsylvania Strategic Municipal Trust, The BlackRock Strategic Municipal Trust, The BlackRock Strategic Term Trust Inc. and The BlackRock High Yield Trust (each a "Trust" and collectively with BNA the "Trusts"). Each Trust is a closed- end registered investment company advised by BlackRock Advisors, Inc. (the "Advisor"). Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. In addition, Laurence D. Fink serves as Chairman of the Board and a director of Anthracite Capital, Inc. and he also serves as a director of BlackRock's offshore funds and alternative products. Ralph L. Schlosstein also serves as director and officer of BlackRock's alternative products. The "interested" Directors (as defined by Section 2(a)(19) of the 1940 Act) are indicated by an asterisk(*). Unless specified otherwise below, the business address of the Directors and officers of BNA is 345 Park Avenue, New York, New York 10154 and the address of the Advisor is 100 Bellevue Parkway, Wilmington, Delaware 19809.


                                                                          TRUST
                                  PRINCIPAL OCCUPATIONS OR                SHARES            SHARE            % OF SHARES
                                    EMPLOYMENT IN PAST 5                   OWNED         EQUIVALENTS(          OUTSTANDIN
NAME AND AGE(1)                            YEARS                            (2)               3)                   G
--------------------------  ------------------------------------        ------------  -------------------  ------------------
Andrew F. Brimmer           President of Brimmer & Company,                   10               203                 (4)
4400 MacArthur Blvd         Inc., a Washington, D.C.-based
N.W. Suite 302              economic and financial consulting
Washington, DC 20007        firm.  Director of CarrAmerica Realty
 Age: 74                    Corporation and Borg-Warner
Class III                   Automotive.  Formerly member of the
                            Board of Governors of the Federal
                            Reserve System.  Formerly Director of
                            AirBorne Express, BankAmerica
                            Corporation (Bank of America), Bell
                            South Corporation, College
                            Retirement Equities Fund (Trustee),
                            Commodity Exchange, Inc. (Public
                            Governor), Connecticut Mutual Life
                            Insurance Company, E.I. Dupont de
                            Nemours & Company, Equitable Life
                            Assurance Society of the United
                            States, Gannett Company, Mercedes-
                            Benz of North America, MNC
                            Financial Corporation (American
                            Security Bank), NMC Capital
                            Management, Navistar International
                            Corporation, PHH Corp. and UAL
                            Corporation (United Airlines).

Richard E. Cavanagh         President and Chief Executive Officer            100                 0                 (4)
845 Third Avenue            of The Conference Board, Inc., a
New York, NY 10022          leading global business membership
Age: 54                     organization,  from 1995-present.
Class I                     Former Executive Dean of the John F.
                            Kennedy School of Government at
                            Harvard University from 1988-1995.
                            Acting Director, Harvard Center for
                            Business and Government (1991-
                            1993).  Formerly Partner (principal) of
                            McKinsey & Company, Inc. (1980-
                            1988).  Former Executive Director of
                            Federal Cash Management, White
                            House Office of Management and
                            Budget (1977-1979).  Co-author, The
                            Winning Performance (best selling
                            management book published in 13
                            national editions.)  Trustee, Emeritus,
                            Wesleyan University, Trustee,
                            Drucker Foundation, Airplanes Group,
                            Aircraft Finance Trust (AFT) and
                            Educational Testing Service (ETS).
                            Director, Arch Chemicals,  Fremont
                            Group and The Guardian Life
                            Insurance Company of America.

Kent Dixon                  Consultant/Investor.  Former President           100                 0                 (4)
430 Sandy Hook Road         and Chief Executive Officer of Empire
St. Petersburg, FL 33704    Federal Savings Bank of America and
Age: 63                     Banc PLUS Savings Association,
Class III                   former Chairman of the Board,
                            President and Chief Executive Officer of
                            Northeast Savings. Former Director of ISFA (the
                            owner of INVEST, a national securities
                            brokerage service designed for banks and thrift
                            institutions).

Frank J. Fabozzi            Consultant.  Editor of The Journal of             10                 0                 (4)
858 Tower View Circle       Portfolio Management and Adjunct
New Hope, PA 18938          Professor of Finance at the School of
Age: 52                     Management at Yale University.
Class II                    Director, Guardian Mutual Funds
                            Group. Author and editor of several
                            books on fixed income portfolio
                            management.  Visiting Professor of
                            Finance and Accounting at the Sloan
                            School of Management, Massachusetts
                            Institute of Technology from 1986 to
                            August 1992.

Laurence D. Fink*           Director, Chairman and Chief                      10                 0                 (4)
Age: 48                     Executive Officer of BlackRock, Inc.
Class III                   since its formation in 1998 and of
                            BlackRock, Inc.'s predecessor entities since
                            1988. Chairman of the Management Committee and
                            Co-chair of the Investment Strategy Group of
                            BlackRock, Inc. Formerly, Managing Director of
                            the First Boston Corporation, Member of its
                            Management Committee, Co-head of its Taxable
                            Fixed Income Division and Head of its Mortgage
                            and Real Estate Products Group. Currently,
                            Chairman of the Board of each of the closed-end
                            Trusts in which BlackRock Advisors, Inc. acts
                            as investment advisor, President, Treasurer and
                            a Trustee of the BlackRock Funds, Chairman of
                            the Board and Director of Anthracite Capital,
                            Inc., a Director of BlackRock's offshore funds
                            and alternative products and Chairman of the
                            Board of Nomura BlackRock Asset Management Co.,
                            Ltd. Currently, Vice Chairman of the Board of
                            Trustees of Mount Sinai- New York University
                            Medical Center and Health System and a Member
                            of the Board of Phoenix House.

James Clayburn La Force,    Dean Emeritus of The John E.                      10             1,231                 (4)
Jr.                         Anderson Graduate School of
P.O. Box 1595               Management, University of California
Pauma Valley, CA 92061      since July 1, 1993.  Director, Jacobs
Age: 72                     Engineering Group, Inc., Payden &
Class I                     Rygel Investment Trust, Provident
                            Investment Counsel Funds, Timken
                            Company, Motor Cargo Industries,
                            and Trust for Investment Managers.
                            Acting Dean of The School of
                            Business, Hong Kong University  of
                            Science and Technology 1990-1993.
                            From 1978 to September 1993, Dean
                            of The John E. Anderson Graduate
                            School of Management, University of
                            California.

Walter F. Mondale           Partner, Dorsey & Whitney, a law firm             20               487                 (4)
220 South Sixth Street      (December 1996-present, September
Minneapolis, MN 55402       1987-August 1993).  Formerly, U.S.
Age: 73                     Ambassador to Japan (1993-1996).
Class II                    Formerly Vice President of the United
                            States, U.S. Senator and Attorney
                            General of the State of Minnesota.
                            1984 Democratic Nominee for
                            President of the United States.

Ralph L. Schlosstein*       Director since 1999 and President of           1,500                 0                 (4)
Age: 50                     BlackRock, Inc. since its formation in
Class II                    1998 and of BlackRock, Inc.'s
                            predecessor entities since 1988.
                            Member of the Management
                            Committee and Investment Strategy
                            Group of BlackRock, Inc.  Formerly,
                            Managing Director of Lehman
                            Brothers, Inc. and Co-head of its
                            Mortgage and Savings Institutions
                            Group.  Currently, President of each of
                            the closed-end Trusts in which
                            BlackRock Advisors, Inc. acts as
                            investment advisor and a Director and
                            Officer of BlackRock's alternative
                            products.  Currently, a Member of the
                            Visiting Board of Overseers of the
                            John F. Kennedy School of
                            Government at Harvard University,
                            the Financial Institutions Center Board
                            of the Wharton School of the
                            University of Pennsylvania, and a
                            Trustee of New Visions for Public
                            Education in New York City.
                            Formerly, a Director of Pulte
                            Corporation and a Member of Fannie
                            Mae's Advisory Council.
------------------

(1) Only Class III Directors (Messrs. Brimmer, Dixon and Fink) are standing for election at the Meeting. Class I directors will stand for election at the Annual Meeting of Stockholders in 2002 and Class II directors will stand for election at the Annual Meeting of Stockholders in 2003.
(2)  As of February 28, 2001.
(3) Represents, as of December 31, 2000, the approximate number of share equivalents owned under the deferred compensation plan (described below) in BNA by the Independent Directors of BNA who have participated in the deferred compensation plan. Share equivalents are held in cash accounts by BNA on behalf of the Independent Directors in connection with the deferred compensation plan. Messrs. Fink and Schlosstein are not eligible to participate in the deferred compensation plan.
(4)  Less than 1% (including share equivalents).

     All Directors and officers as a group owned less than 1% of the shares of BNA as of February 28, 2001. BNA has an executive committee composed of Messrs. Fink and Schlosstein.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS

     Four meetings of the Board of Directors of BNA were held between November 1, 1999 and October 31, 2000. All Directors attended at least 75% of the meetings.

AUDIT COMMITTEE

     BNA has an Audit Committee composed of all the Directors who are not interested persons of BNA or the Advisor (the "Independent Directors") which is charged with recommending a firm of independent accountants to BNA and reviewing accounting matters with the accountants. There were three meetings of the Audit Committee held between November 1, 1999 and October 31, 2000, one of which was "in person" and two of which were telephonic. All members attended the Audit Committee meeting held "in person." Mr. Mondale and Mr. La Force did not participate in one telephonic meeting.

     The Audit Committee of BNA has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements of BNA with management of BNA, (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1 and has discussed with the auditors the auditors' independence and (iv) the Audit Committee recommended to the Board of Directors of BNA that the financial statements be included in BNA's Annual Report for the past fiscal year.

     The Audit Committee is governed by a written charter, which is attached hereto as Appendix A and will be attached every third year going forward.

     The members of the Audit Committee of BNA are Messrs. Brimmer, Cavanagh, Dixon, Fabozzi, La Force and Mondale.

GOVERNANCE COMMITTEE

     BNA has a Governance Committee composed of the Independent Directors which was established by the Board of Directors on August 24, 2000. As part of its duties, the Governance Committee makes recommendations to the full Board of Directors with respect to candidates for the Board of Directors and with respect to the compensation of Directors. The Governance Committee held its initial meeting on November 16, 2000.

     At a Board of Directors meeting held on November 16, 2000, the Directors adopted a retirement policy with the following provisions: (1) a mandatory retirement age of 75 requiring retirement on the December 31st following a Director's 75th birthday provided that any directors currently serving on November 1, 2000 who reach the age of 75 prior to December 31, 2004 shall not be required to retire until December 31 of the year such director attains the age of 79; and (2) a provision that would allow any Director to serve past the age of 75 for one additional year by the unanimous vote of the Governance Committee, with further one year extensions permitted by annual unanimous votes in subsequent years.

OFFICERS OF THE TRUST

     In addition to Messrs. Fink and Schlosstein, all the following executive officers hold the positions indicated opposite their names.

                                               OTHER PRINCIPAL OCCUPATIONS
NAME AND AGE              TITLE                    IN PAST 5 YEARS
------------------  -----------------  ---------------------------------------
Anne F. Ackerley    Secretary          Managing Director of BlackRock, Inc.
Age:  39                               since 2000.  Formerly First Vice
                                       President and Chief Operating
                                       Officer, Mergers and Acquisitions
                                       Group at Merrill Lynch & Co. from 1997
                                       to 2000; First Vice President and
                                       Chief Operating Officer, Public Finance
                                       Group at Merrill Lynch & Co. from 1995
                                       to 1997; First Vice President, Emerging
                                       Markets Fixed Income Research
                                       at Merrill Lynch & Co. prior thereto.

Scott Amero         Vice President     Managing Director of BlackRock, Inc.
Age: 37                                and its predecessor entities.

Keith T. Anderson   Vice President     Managing Director of BlackRock, Inc.
Age: 41                                and its predecessor entities.

Henry Gabbay        Treasurer          Managing Director of BlackRock, Inc. and
Age: 53                                its predecessor entities.

Michael C. Huebsch  Vice President     Managing Director of BlackRock, Inc. and
Age: 42                                its predecessor entities.

Robert S. Kapito    Vice President     Vice Chairman of BlackRock, Inc. and its
Age: 44                                predecessor entities.

James Kong          Assistant          Managing Director of BlackRock, Inc. and
Age: 40             Treasurer          its predecessor entities.

Richard Shea, Esq.  Vice President     Managing Director of BlackRock, Inc.
Age: 41             /Tax               since 2000; Chief Operating Officer and
                                       Chief since Financial Officer of
                                       Anthracite Capital, Inc. since 1998.
                                       Formerly, Director of BlackRock,
                                       Inc. and its predecess or entities.

REMUNERATION

     The following table sets forth certain information regarding the compensation of BNA's directors.


                                                        TOTAL COMPENSATION
                               COMPENSATION FROM    FROM THE FUND COMPLEX PAID
NAME OF PERSON                        BNA                 TO DIRECTORS(1)
----------------------------- ------------------- -----------------------------
Andrew R. Brimmer                 $12,000 (2)(3)          $160,000 (4)
Richard E. Cavanagh               $12,000 (2)             $160,000 (4)
Kent Dixon                        $12,000 (2)             $160,000 (4)
Frank J. Fabozzi                  $12,000 (2)             $160,000 (4)
James Clayburn La Force, Jr.      $12,000 (2)             $160,000 (4)
Walter F. Mondale                 $12,000 (2)             $160,000 (4)

(1) Represents the total compensation earned by such persons during the calendar year ended December 31, 2000 from the twenty-two closed-end funds advised by the Advisor (the "Fund Complex"). One of these funds, The BlackRock Target Term Trust, terminated on December 29, 2000.

(2) Represents the total compensation earned by such person during the calendar year ended December 31, 2000. Of these amounts, Messrs. Brimmer, Cavanagh, Dixon, Fabozzi, La Force and Mondale deferred $3,000, $3,000, $0, $0, $7,500 and $3,000, respectively, pursuant to
     BNA's deferred compensation plan (as described below).

(3) At a meeting of the Board of Directors held on August 24, 2000, Dr. Brimmer was appointed "lead director" for each Board of Directors in the Fund Complex including BNA. For his services as lead director, Dr. Brimmer will be compensated in the amount of $40,000 per annum by the Fund Complex to be allocated among each fund in the Fund Complex based on each fund's relative net assets.

(4) Of this amount, Messrs. Brimmer, Cavanagh, Dixon, Fabozzi, La Force and Mondale deferred $12,000, $12,000, $0, $0, $77,500 and $31,000, respectively, pursuant to the Trust's deferred compensation plan.

     Each Independent Director receives an annual fee calculated as follows: (i) $6,000 from each trust in the Fund Complex (including BNA) and
(ii) $1,500 for each meeting of each board in the Fund Complex (including
BNA) attended by such Independent Director. The total annual aggregate compensation for each Independent Director is capped at $160,000 per annum. In the event that the $160,000 cap is met with respect to an Independent Director, the amount of the Independent Director's fee borne by each trust in the Fund Complex is reduced by reference to the net assets of the trust relative to the other Trusts in the Fund Complex. In addition, the attendance fees of each Independent Director of BNA are reduced proportionately, based on each Trust's net assets, so that the aggregate per meeting fee for all meetings of the boards of directors of the Fund Complex held on a single day does not exceed $20,000 for any Director. For BNA aggregate director fees of $72,000 were accrued from November 1, 1999 to October 31, 2000. None of the Directors received any pension or retirement benefits. None of the officers of BNA received any compensation, including pension or retirement benefits, from BNA for such period. Messrs. Fink, Schlosstein, Amero, Anderson, Gabbay, Huebsch, Kapito, Kong, Shea and Ms. Ackerley, officers of BNA, are also affiliated with the Advisor. They receive compensation from the Advisor although under the terms of the investment advisory agreements some portion of their compensation could be reimbursable by BNA to the extent such person's working time is devoted to BNA's operations.

     Under a deferred compensation plan (the "Plan") approved by the Board of Directors on February 24, 2000, Independent Directors may elect to defer receipt of all or a portion of their annual compensation received from BNA. Deferred amounts earn a return for the Directors as though equivalent dollar amounts had been invested in common shares of certain other Trusts in the Fund Complex selected by the Directors. This has the same economic effect for the Directors as if the Directors had invested the deferred amounts in such other Trusts. The Plan is not funded and obligations thereunder represent general unsecured claims against the general assets of BNA. BNA may, however, elect to invest in common shares of those Trusts selected by the Directors in order to match its deferred compensation obligations.

                     DISSIDENT STOCKHOLDER SOLICITATION

     A dissident stockholder, Phillip Goldstein, has informed BNA that he intends to solicit proxies in connection with the Meeting to elect persons designated by him to BNA's Board of Directors. At the Meeting, stockholders will vote on the election of three directors to BNA's classified Board. As set forth above, BNA's Board of Directors has nominated Andrew F. Brimmer, Kent Dixon and Laurence D. Fink to stand for re-election to the Board. Mr. Goldstein has indicated that he will nominate three candidates (including himself) for election to the Board in opposition to the nominees of the Board of Directors. In addition, Mr. Goldstein has indicated that he intends to solicit proxies in support of four separate proposals being submitted by him. See Proposals 2, 3, 4 and 5 below.


     THE BOARD OF DIRECTORS OF BNA, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE BOARD'S NOMINEES ON THE ENCLOSED BLUE PROXY CARD.


                               PROPOSAL NO. 2

             GOLDSTEIN PROPOSAL RELATING TO OPEN-ENDING OF BNA

     Mr. Goldstein, whose address is 60 Heritage Drive, Pleasantville, NY 10570, submitted the following proposal and supporting statement for inclusion in this proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "1934 Act"). Mr. Goldstein advised BNA that, at the time he submitted his proposal, he owned shares of BNA with a market value of at least $2,000 continuously for the preceding year. The Board and the Trust accept no responsibility for the accuracy of either the proposal or Mr. Goldstein's supporting statement. For the reasons set forth in the Opposing Statement of the Board of Directors, which follows Mr. Goldstein's supporting statement, the Board, including the Independent Directors, unanimously recommends a vote "AGAINST" this proposal. The text of Mr. Goldstein's proposal and supporting statement, in which Mr. Goldstein refers to BNA as the "Trust," is as follows:

     Resolved: "It is requested that the Trust shall be converted to an open-end fund."

MR. GOLDSTEIN'S SUPPORTING STATEMENT

     The Trust's shares have long traded at a double-digit discount to net asset value ("NAV"). In addition, the Trust has had poor long-term performance despite generally favorable market conditions. The Trust's objective is to provide high monthly income consistent with the preservation of capital. Neither objective has been achieved. Since its inception eight years ago, shareholders have seen the market value of their shares plummet from $15 per share to less than $10 while the annual distributions have dwindled from $1.20 to $0.84 per share.

     On November 24, 2000, The Trust's stock price was $9.63 while the NAV was $10.90. If it was an open-end fund your shares would have been worth about $1.27 more per share than they actually were. Open-ending will permanently eliminate any discount so that you will be able to redeem your shares at NAV at any time. On the other hand, if the Trust remains a closed-end fund, there is nothing to prevent the discount from expanding to 20% or more. That's why in its September 4, 2000 issue, Forbes called open-ending "the best thing that can happen" to a discounted closed-end fund.

     Open-ending means a higher stock price for every shareholder. Think about it this way. If somebody offered to buy your shares of the Trust at NAV today, would you like that? Of course you would! Well, if the Trust open-ends, you can sell your shares at NAV at any time.

     Shareholders have suffered too long with poor performance and a wide discount. Continuing to tolerate a double-digit discount indefinitely is simply unacceptable. Shareholders have not benefitted from the closed-end structure and the increase in shareholder value that would result from open-ending the Trust is undeniable.

     If you would rather own shares that are worth $10.90 instead of $9.63 you should vote FOR this proposal. It is that simple.


                         OPPOSING STATEMENT OF THE
                             BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF BNA BELIEVES THAT THE DETRIMENTS OF BNA'S CONVERSION TO OPEN-END STATUS OUTWEIGH ANY POTENTIAL BENEFITS FOR STOCKHOLDERS THAT ARE SEEKING BNA'S LONG-TERM INVESTMENT OBJECTIVE. FOR THE REASONS DISCUSSED BELOW, THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, HAS UNANIMOUSLY CONCLUDED THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.

     When BNA was organized in 1991, a closed-end format was chosen as most appropriate to BNA's character and intended method of operation because it was believed that such a structure would permit BlackRock Advisors, Inc., BNA's Advisor, to manage BNA's portfolio consistent with its investment objective and policies without being subject to cash inflows and share redemptions.

     At least once per year since 1994, the Board of Directors has considered the potential option that BNA convert to an open-end fund. Each time, the Board concluded that BNA should remain a closed-end fund, and the Board continues to believe that remaining a closed-end fund is in the best interests of stockholders. The Board's primary reasons are set forth below:

     (1) A closed-end fund does not continuously redeem its shares, while an open-end structure would require BNA to redeem its shares on a continuous basis. Permitting continuous redemption of shares under an open-end structure could force BNA to sell securities at inopportune times (at depressed prices) during market downturns in order to meet redemptions. Additionally, capital flows into BNA because of an open- end structure could mean that BNA would be purchasing securities at higher prices during periods of market increases diluting income to stockholders. The closed-end structure, by contrast, does not permit redemption of shares on a continuous basis and, as a result, the Advisor is able to allocate investments as it deems suitable to BNA's long-term investment objective without the concern of having to meet redemptions.

     (2) The Advisor could be required to maintain higher cash reserves if converted to open-end status. Therefore, BNA's portfolio would not be as fully invested in securities, as it would otherwise be in a closed- end structure. As a result, a smaller portion of BNA's assets would be generating the income that would be used to pay distributions to stockholders as consistent with BNA's long-term investment strategy.

     (3) Conversion to open-end status could result in increased expenses to the stockholders. BNA would have additional expenses in connection with the distribution of shares and other stockholder services associated with an open-end structure. In addition, the potential capital outflow that could occur upon conversion would reduce BNA's economies of scale and result in even higher relative per share expenses. The conversion itself would create significant one-time expenses associated with the conversion, which would be borne by the stockholders. Such expenses include: registration, legal, accounting, printing and other expenses associated with establishing an open-end fund.

     The Board of Directors recognizes that BNA's stock price trading below its NAV may be disappointing to some stockholders. The Board also believes however, that the closed-end format is better for all stockholders who invested in BNA to seek BNA's long-term investment objective. In fact, as indicated in the following table, when compared to its peer group as defined by Lipper Analytical Services, BNA's discount to NAV is in line with the peer group:


Fund Name                                Dec. 31, 2000
-----------------------------------      ----------------------------
Salomon Brothers 2008 Worldwide Income   -2.70% (BEST IN CATEGORY)
Dresdner RCM Global Strategic Income     -5.20%
BLACKROCK NORTH AMERICAN GOV'T INCOME    -10.10%
Templeton Global Government Income       -13.40%
Templeton Global Income                  -13.80%
Strategic Global Income                  -15.70%
First Commonwealth                       -17.00%
Global Income                            -18.00%
First Australia Prime Income             -22.60% (WORST IN CATEGORY)

-----------------------------------      ----------------------------
                           Average:      -13.20%

     A study of closed-end funds that convert to open-end status was done by CDA/Wiesenberger in 1998. According to the study, "When shareholders vote on an open-ending proposal, those who vote in favor of fund conversion fall into two groups: one which wants their shares to be valued at NAV and wants to remain invested in the fund (Group 1) and one which wants to capture the short term gain in market price after an open-ending announcement by selling (Group 2). The rapid selling pressure caused by Group 2 following completion of open-ending has a detrimental impact over the long term on both the newly converted fund and Group 1 investors because of the following:

           o      Net assets plunge due to large redemptions
           o      Portfolio holdings are liquidated to meet redemptions
           o      Fund realizes significant capital gains
           o Capital gains are distributed to shareholders, resulting in related tax liability
           o      Expense ratio increases due to reduction in total assets
           o      Investment style of the fund may be altered"

     The principal conclusion of this study was that long-term investors lose the benefits they sought by buying a closed-end fund and may incur significant expenses when a closed-end fund converts to open- end. In addition, the study concluded that conversion from closed-end to open-end structure is not in the best long-term interest of stockholders. (The study can be found at http://www.wiesenberger.com/ resources/studies/pr-openending.shtml, or a hard copy may be obtained by contacting us directly by phone or with a written request addressed to The BlackRock North American Government Income Trust Inc. at 100 Bellevue Parkway, Wilmington, DE 19809, telephone number 1-800-227-7236.)

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.

                               PROPOSAL NO. 3

             GOLDSTEIN PROPOSAL TO TERMINATE ADVISORY AGREEMENT

     Mr. Goldstein has indicated that he intends to introduce a proposal at the Meeting relating to the termination of the investment advisory agreement between BNA and the Advisor.

     The Board of Directors of BNA, including the Independent Directors, unanimously recommends that stockholders vote "AGAINST" this proposal.

     Section 15 of the 1940 Act requires that investment advisory contracts must be approved annually by the Board of Directors, including a majority of the Independent Directors, or by a majority of the outstanding voting securities of an investment company. If an investment advisory contract is approved by Directors, Section 15(c) of the 1940 Act charges the Directors with the duty to review such information as may be reasonably necessary to evaluate the terms of the investment advisory contract. In accordance with its established practice, the Board of Directors most recently performed its annual review of BNA's investment advisory agreement with the Advisor (the "Investment Advisory Agreement") at a meeting held on May 18, 2000. At that meeting, the Advisor provided the directors with extensive information so as to enable the Directors to conduct a meaningful evaluation of the Investment Advisory Agreement before deciding in favor of its continuation. This information included, among other things, (i) a description of the business, operations and investment philosophy relating to the Advisor, as well as certain financial information relating to the Advisor, (ii) an analysis of the profitability of the Investment Advisory Agreement to the Advisor, (iii) a comparison of the performance of BNA to other funds managed by the Advisor and other closed-end investment companies within BNA's peer group, and (iv) financial information relating to BNA including total return and market price data for BNA's shares.

     After finding, among other things, that (i) the Advisor's compensation is at a level comparable to investment advisors of similarly-situated funds, (ii) BNA's performance was within the range of those funds with similar investment strategies, and (iii) the Advisor and the personnel assigned to manage BNA have the requisite experience to manage BNA in accordance with its investment objective, the Directors, including the Independent Directors, unanimously concluded that the continuation of the Advisory Agreement was in the best interests of the stockholders of BNA.

     With respect to BNA's performance, the Board notes that BNA, on an overall basis, has compared quite favorably with peer group funds. For example, during the 5-year period ended February 28, 2001, BNA outperformed the average of all closed-end taxable bond funds (as compiled by Lipper, Inc.) in annualized total return on both net asset value and share price (in each case assuming the reinvestment of dividends) by 219 basis points and 275 basis points, respectively. During the same 5-year period, BNA outperformed the Lipper Global Income Fund Average in annualized total return on both net asset value and share price (in each case assuming the reinvestment of dividends) by 245 basis points and 279 basis points, respectively.

     Terminating the Investment Advisory Agreement pursuant to Mr. Goldstein's proposal may be costly and may pose considerable uncertainties for BNA and its stockholders. If Mr. Goldstein's proposal is approved by stockholders, the Board of Directors will need to hire a new investment advisor for BNA. The Board of Directors may have a difficult time finding and retaining an investment adviser with comparable experience to the Adviser. In addition, the costs of negotiating an acceptable investment advisory agreement with a new investment adviser may result in significant costs for BNA and its stockholders. After the Board of Directors has reached an agreement with a new investment adviser, such agreement must then be approved by BNA's stockholders. During this replacement period, BNA's investment process may be disrupted significantly.

     The Advisor is a wholly-owned subsidiary of BlackRock, Inc., which is one of the largest publicly traded investment management firms in the United States with $204 billion of assets under management as of December 31, 2000. The Advisor manages assets on behalf of more than 3,300 institutions and 200,000 individuals worldwide, including nine of the ten largest companies in the U.S. as determined by Fortune Magazine, through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the BlackRock Funds and BlackRock Provident Institutional Funds. In addition, the Advisor provides risk management and technology services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Advisor's headquarters in New York City, as well as offices in Wilmington, DE, Edinburgh, Scotland and Tokyo, Japan. BlackRock, Inc. is a member of The PNC Financial Services Group, Inc. ("PNC"), one of the largest diversified financial services organizations in the United States, and is majority-owned by PNC and by BlackRock employees.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.

                               PROPOSAL NO. 4

      GOLDSTEIN PROPOSAL RELATING TO THE PAYMENT OF CERTAIN LEGAL FEES

     Mr. Goldstein has indicated that he intends to introduce a proposal at the Meeting requesting that the Board not authorize the payment of legal fees for any lawsuit against a stockholder that is reasonably calculated to impede a change in control of BNA unless the payment of such fees has been first approved by stockholders.

     The Board of Directors, including the Independent Directors, unanimously recommends that the stockholders vote "AGAINST" this proposal.

     The Board of Directors is charged with the fiduciary responsibility of acting in the best interests of all stockholders. At times, it may be necessary for the Board to consider or initiate litigation to protect the interests of the Trust and its stockholders if circumstances warrant. The Board views Mr. Goldstein's proposal concerning the payment of legal fees as a self-serving attempt by Mr. Goldstein to immunize himself against litigation irrespective of the actions he may take with respect to BNA. In addition, the Board believes that the costs that would be incurred and the delays that would be occasioned by calling a special meeting of stockholders to authorize certain types of litigation are unnecessary and impractical, and would not serve the interests of BNA and its stockholders.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.

                               PROPOSAL NO. 5

                GOLDSTEIN PROPOSAL RELATING TO REIMBURSEMENT
                 BY BNA OF HIS PROXY SOLICITATION EXPENSES

     Mr. Goldstein has indicated that he intends to introduce a proposal at the Meeting to have his reasonable proxy solicitation expenses reimbursed by BNA.

     The Board of Directors of BNA, including the Independent Directors, unanimously recommends that stockholders vote "AGAINST" this proposal.

     As discussed above, the Board of Directors opposes each of Mr. Goldstein's proposals and has recommended that stockholders vote against each such proposal. The Board also believes that Mr. Goldstein's solicitation of proxies, with the resulting cost and disruption to BNA, is not in the best interests of BNA's stockholders. As a result, the Board believes that BNA should have no obligation to reimburse Mr. Goldstein for his proxy solicitation expenses under any circumstances. BNA is incurring significant costs as a result of Mr. Goldstein's actions. Approval of this proposal would only further increase BNA's expenses.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.


                          SOLICITATION OF PROXIES

     Proxies may be solicited, without additional compensation, by directors, officers or employees of BNA and by certain persons listed on
Schedule I hereto, by mail, telephone, facsimile, telegram, in person or otherwise. BNA will bear the cost of solicitation of proxies, including the preparation, printing and mailing of proxy materials. BNA will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of BNA's shares and obtain their voting instructions. BNA will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission ("SEC") and The New York Stock Exchange. In addition, BNA has retained Georgeson Shareholder Communications, Inc. ("Georgeson") to assist in the solicitation of proxies for a fee of [$30,000,] plus out of pocket expenses. Georgeson will employ approximately 20 people to solicit BNA's stockholders.

     Expenses related to the solicitation of stockholders in excess of those normally spent for an annual meeting are expected to be approximately $125,000, of which approximately $10,000 has been spent to date. Schedule I hereto sets forth certain information relating to BNA's directors, nominees, officers and other participants who may be soliciting proxies on BNA's behalf.

                           ADDITIONAL INFORMATION

INVESTMENT ADVISOR

     The Advisor is a wholly-owned subsidiary of BlackRock, Inc., which is one of the largest publicly traded investment management firms in the United States with $204 billion of assets under management as of December 31, 2000. The Advisor manages assets on behalf of more than 3,300 institutions and 200,000 individuals worldwide, including nine of the ten largest companies in the U.S. as determined by Fortune Magazine, through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the BlackRock Funds and BlackRock Provident Institutional Funds. In addition, the Advisor provides risk management and technology services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Advisor's headquarters in New York City, as well as offices in Wilmington, DE, Edinburgh, Scotland and Tokyo, Japan. BlackRock, Inc. is a member of The PNC Financial Services Group, Inc. ("PNC"), one of the largest diversified financial services organizations in the United States, and is majority-owned by PNC and by BlackRock employees.

     The executive officers of the Advisor are:


NAME                                 POSITION

Laurence D. Fink                     Chief Executive Officer
Ralph L. Schlosstein                 President
Robert S. Kapito                     Vice Chairman
Robert P. Connolly                   General Counsel and Secretary

Messrs. Fink and Schlosstein are officers and Directors, and Mr. Kapito is an officer of BNA.

INDEPENDENT AUDITORS

     Deloitte & Touche LLP ("D&T") has been selected as the independent auditors by a majority of BNA's Board of Directors, including a unanimous vote of the Independent Directors, by vote cast in person, to audit the accounts of BNA for and during BNA's fiscal year ending October 31, 2001. BNA does not know of any direct or indirect financial interest of D&T in BNA.

AUDIT FEES

     For professional services rendered with respect to the audit of BNA's annual financial statements BNA paid to D&T during BNA's most recent fiscal year fees in the amount of $69,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BNA, the Advisor, and affiliates of the Advisor performing services for BNA paid no fees in BNA's most recent fiscal year for information systems design and implementation to D&T.

ALL OTHER FEES

     BNA paid fees in BNA's most recent fiscal year for services other than those described above to D&T in the amount of $25,200. The Advisor and affiliates of the Advisor performing services for BNA paid no fees in BNA's most recent fiscal year for services other than those described above to D&T.

     The Audit Committee of the Board of Directors has concluded that the provision of services other than audit services, by D&T to BNA, the Advisor and affiliates of the Advisor that provide services to BNA is compatible with maintaining D&T's independence in performing audit services.

     Representatives of D&T will attend the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

FINANCIAL STATEMENTS AND OTHER INFORMATION

     BNA will furnish, without charge, a copy of BNA's most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request. Requests should be directed to BlackRock Advisors, Inc., 100 Bellevue Parkway, Wilmington, DE 19809 (telephone number (800) 227-7BFM(7236)).

     Quarterly performance and other information regarding BNA may be found on BlackRock's website, which can be accessed at http://www.blackrock.com/funds/cefunds.html. This reference to BlackRock's website is intended to allow investors to access information regarding BNA and is not intended to incorporate BlackRock's website into this proxy statement.

PRIVACY PRINCIPLES OF BNA

     BNA is committed to maintaining the privacy of stockholders and to safeguarding its non-public personal information. The following information is provided to help you understand what personal information BNA collects, how BNA protects that information and why, in certain cases, BNA may share information with select other parties.

     Generally, BNA does not receive any nonpublic personal information relating to its stockholders, although certain nonpublic personal information of its stockholders may become available to BNA. BNA does not disclose any nonpublic personal information about its stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third party administrator).

     BNA restricts access to nonpublic personal information about the stockholders to employees of the Advisor with a legitimate business need for the information. BNA maintains physical, electronic and procedural safeguards designed to protect the nonpublic personal information of its stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in BNA's proxy statement in connection with BNA's 2002 annual meeting of stockholders pursuant to Rule 14a-8 under the 1934 Act, as amended, must be received by BNA at BNA's principal executive offices by __________ __, 2001. In order for proposals made outside of Rule 14a-8 under the 1934 Act to be considered "timely" within the meaning of Rule 14a-4(c) under the 1934 Act, such proposals must be received by BNA at BNA's principal executive offices not later than ________ __, 2002.


OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                             Very truly yours,


                             LAURENCE D. FINK
                             Chairman


                             RALPH L. SCHLOSSTEIN
                             President

__________ __, 2001

                                   IMPORTANT

      If your shares are held in your own name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in "Street Name," only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the enclosed BLUE proxy card to your broker or bank and contact the person responsible for your account to ensure that a BLUE proxy card is voted on your behalf.

      Do not sign any proxy card that you may receive from Mr. Goldstein, even as a protest vote against him. If you believe that you may previously have voted on a proxy card furnished by Mr. Goldstein, you can revoke that proxy by signing, dating and mailing the enclosed BLUE proxy card in the enclosed postage paid envelope.

      If you have any questions or need assistance in voting your shares, please call the firm assisting BNA in the solicitation of proxies:


                                 GEORGESON
                      SHAREHOLDER COMMUNICATIONS, INC.
                              17 State Street
                          New York, New York 10004

               Banks and Brokers Call Collect: (212) 440-9800
                 All Others Call Toll Free: 1-800-223-2064



                                                                    APPENDIX A

                        JOINT AUDIT COMMITTEE CHARTER
                      OF THE BLACKROCK CLOSED-END FUNDS
                               (INCLUDING BNA)


STATEMENT OF PURPOSE

The Joint Audit Committee of the BlackRock Closed-End Funds (the "Trusts", each a "Trust") is charged with providing informed, vigilant and effective oversight of the Trust's financial reporting process and the internal controls which protect the integrity of the reporting process.

RESPONSIBILITIES

o Recommending the selection, retention or termination of the Trust's auditors, including review of factors relating to the independence of the Trust's public auditors.

o     Reviewing with the Trust's auditors the overall scope of the audit.

o Reviewing the Trust's audited financial statements and audit results, including communications from the auditors relating to the Trust's accounting practices, procedures and internal accounting controls.

o Presenting the Trust's interim financial statements at an Audit Committee meeting so that the Audit Committee has the opportunity to
      (i) review the materials before distribution to stockholders; and
      (ii) discuss any other matters related thereto as the Audit Committee deems necessary and appropriate.

o Reviewing the adequacy of internal control systems, including internal audit activities and the security of electronic data processing, if any.

o Reviewing such other matters regarding the Trust's financial and accounting practices as it or the Board of Trustees may deem advisable.

COMPOSITION

The Audit Committee shall be composed of at least three members of the Board of Trustees, all of whom are "independent" as defined by the New York Stock Exchange listing standards and the American Stock Exchange listing standards, respectively. According to the NYSE listing standards, a member is independent if he/she has no relationship with the Trust that may interfere with the exercise of his/her independence from BlackRock and the Trust and is not (i) an employee of the Trust or BlackRock; (ii) a partner, controlling stockholder or executive officer of an organization that has a business relationship with the Trust or has a direct business relationship with the Trust; (iii) employed as an executive of another company for which an executive of the Trust serves on that company's compensation committee; and does not (iv) have an immediate family member who is an executive officer of any Trust or BlackRock. According to the AMEX listing standards, a member is independent if he/she is not an officer or employee of the Trust or a person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (i) is not employed by the Trust or BlackRock for the current year or any of the past three years;
(ii) did not receive compensation from the Trust or BlackRock in excess of $60,000 during the previous year, other than as compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation; (iii) does not have an immediate family member who is, or has been in any of the past three years, employed by the Trust or BlackRock; (iv) is not a partner in, or controlling stockholder or executive officer of, any for-profit business organization which received payments from or made payments to the Trust in excess of the greater of 5% gross revenue or $200,000 in any of the past three years; and (v) is not employed as an executive of another entity for which any of the Trust's executives serve on that entity's compensation committee.

Each member must be financially literate (i.e., have a basic understanding of financial statements) and at least one member must have accounting or related financial management expertise.

AUTHORITY

The Audit Committee shall have the authority to institute investigations of suspected improprieties, including the standing authority to retain special counsel or seek assistance from experts.

INTERACTION WITH MANAGEMENT

Management of the Trust shall inform the Audit Committee in advance of any proposed changes in accounting or financial reporting practices and of any other unusual events that could have a significant impact on the Trust's financial statements. Management shall advise the Audit Committee in advance when it seeks a second opinion on a significant accounting issue from an accountant that is not the Trust's independent auditor. The Trust's internal auditor shall have direct independent access to the Audit Committee.

RESOURCES

The Board of Trustees shall ensure that the Audit Committee had adequate resources with which to discharge its responsibility.

MEETINGS

The Audit Committee shall meet on a regular basis and special meetings shall be called as circumstances require. The committee shall meet privately with any internal auditor and the independent public accountant whenever it believes that it is necessary to do so.

REPORTING

The Audit Committee shall report its activities to the Board of Trustees on a regular basis, so that the Board is kept informed of its activities on a current basis. The Audit Committee shall also provide relevant proxy disclosure to the Trust and determine satisfaction of the requirements that the committee has: (i) reviewed and discussed the audited financial statements with management of the Trust; (ii) discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61; (iii) received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1 and has discussed with the auditors the auditors' independence; and whether it
(iv) recommended to the Board of Directors of the Trust that the financial statements be included in the Trust's Annual Report for the past fiscal year, as filed with the Securities and Exchange Commission.



SCHEDULE I

     INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF BNA
                 AND OTHER PERSONS WHO MAY SOLICIT PROXIES.

      The following tables set forth the name and title of persons who may be deemed to be participants on behalf of BNA in the solicitation of proxies from BNA stockholders. Unless otherwise indicated, the principal business address of each of the following persons is 345 Park Avenue, New York, New York 10154.

          DIRECTORS, NOMINEES AND CERTAIN EXECUTIVE OFFICERS OF BNA

NAME                                      POSITION AND ADDRESS

Andrew F. Brimmer                         Director
                                          4400 MacArthur Blvd N.W.
                                          Suite 302
                                          Washington, DC 20007

Richard E. Cavanagh                       Director
                                          845 Third Avenue
                                          New York, NY 10022

Kent Dixon                                Director
                                          430 Sandy Hook Road
                                          Unit #602
                                          St. Petersburg, FL 33704

Frank J. Fabozzi                          Director
                                          858 Tower View Circle
                                          New Hope, PA 18938

Laurence D. Fink                          Director


James Clayburn La Force, Jr.              Director
                                          P.O. Box 1595
                                          Pauma Valley, CA 92061

Walter F. Mondale                         Director
                                          220 South Sixth Street
                                          Minneapolis, MN 55402

Ralph L. Schlosstein                      Director

Anne F. Ackerley                          Secretary

Scott Amero                               Vice President

Keith T. Anderson                         Vice President

Henry Gabbay                              Treasurer

Michael C. Huebsch                        Vice President

Robert S. Kapito                          Vice President

James Kong                                Assistant Treasurer

Richard Shea, Esq.                        Vice President



           CERTAIN EXECUTIVE OFFICERS OF BLACKROCK ADVISORS, INC.

NAME                                 POSITION

Laurence D. Fink                     Chief Executive Officer
Ralph L. Schlosstein                 President
Robert S. Kapito                     Vice Chairman
Robert P. Connolly                   General Counsel and Secretary

SHARES HELD BY PARTICIPANTS

      The following participants listed in this Schedule I own beneficially or of record shares of common stock of BNA in the following amounts: Dr. Brimmer, 10 shares; Mr Cavanagh, 100 shares; Mr. Dixon, 100 shares; Mr. Fabozzi, 10 shares; Mr. Fink, 10 shares; Mr. La Force, 10 shares; Mr. Mondale, 20 shares; Mr. Schlosstein, 1,500 shares; and Mr. Kapito, 500 shares. No participant listed in this Schedule I has purchased or sold shares of common stock of BNA since [April 15, 1999].

      In addition, the following participants listed in this Schedule I hold share equivalents in BNA pursuant to BNA's deferred compensation plan (see note 3 to the table under "Information Regarding Nominees And Directors") in the following amounts: Dr. Brimmer, 203 share equivalents; Mr. La Force, 1,231 share equivalents; and Mr. Mondale, 487 share equivalents.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

      Except as described in this Schedule I or in the Proxy Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially own any shares of common stock of BNA or (ii) has had any relationship with BNA in any capacity other than as an employee, officer or director. Furthermore, except as described in this Schedule I or in the Proxy Statement, no Participant Affiliate is either a party to any transaction or series of transactions since [April 15, 2000], or has knowledge of any currently proposed transaction or series of transactions,
(i) to which BNA or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

      Except as described in the Proxy Statement, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by BNA or its affiliates or any future transactions to which the Fund or any of its affiliates will or may be a party. Except as described in this Schedule I or in the Proxy Statement, there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to BNA's securities.


             PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION


                PLEASE DETACH AT PERFORATION BEFORE MAILING

-------------------------------------------------------------------------------

        THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                               COMMON STOCK
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Anne F. Ackerley, Robert S. Kapito and Henry Gabbay, and each of them, as proxies, each with full power to
P    appoint his or her substitute, and hereby authorizes them to represent
R    and to vote all the shares of common stock of The BlackRock North American
O    Government Income Trust Inc. (the "Trust") which the undersigned is
X    entitled to vote at the Annual Meeting of Stockholders of the Trust to be
Y    held on May 24, 2001 or at any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
     DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
     MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2, 3, 4 AND 5.

                 PLEASE MARK BOXES IN BLUE OR BLACK INC.

         SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                     ENCLOSED POSTAGE PAID ENVELOPE.
---------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

________________________                          ________________________

________________________                          ________________________

________________________                          ________________________



                PLEASE DETACH AT PERFORATION BEFORE MAILING
-------------------------------------------------------------------------------

|X|   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"           THE BOARD  OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
                   PROPOSAL 1.                                              PROPOSALS 2, 3, 4 AND 5.
-----------------------------------------------------     ------------------------------------------------------------------
1. Election of Directors            For    Withold         2. Mr.oGoldstein's proposal requesting     For   Against   Abstain
        ANDREW F. BRIMMER           |_|      |_|              that the Trust convert to an open-end   |_|     |_|       |_|
        KENT DIXON                                            fund.
        LAURENCE D. FINK

Instruction: To withhold authority to vote for any indi-   3. Mr. Goldstein's proposal that the       For   Against   Abstain
vidual nominee, mark the "For" box and strike                 investment advisory contract            |_|     |_|       |_|
a line through the nominee's name above.                      between the Trust and BlackRock
                                                              Advisors, Inc. be terminated.

                                                           4. Mr. Goldstein's proposal relating       For   Against   Abstain
                                                              the payment of legal fees.              |_|     |_|       |_|


                                                          5.  Mr. Goldstein's proposal relating       For   Against   Abstain
                                                              to the reimbursement of his proxy       |_|     |_|       |_|
                                                              solicitation expenses.


                                                                   The proxies are hereby authorized to vote in their
                                                                   discretion upon such other matters as may properly
                                                                   come before the meeting and any adjournments or
                                                                   postponements thereof.

                                                                       DATE:_____________________________________, 2001

                                                                       SIGNATURE(S):___________________________________




                                                                   Please sign exactly as name appears hereon. Joint
                                                                   owners should each sign. When signing as attorney,
                                                                   executor, administrator, trustee or guardian, please
                                                                   give full title as such.



HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

________________________                          ________________________

________________________                          ________________________

________________________                          ________________________